Exhibit 10.39

                 AGREEMENT FOR THE SALE OF FORMULA AND KNOW-HOW

This Agreement is entered into upon execution by and between Stephen J. Kraynak, an individual, with residence at 10 Columbine, Dove Canyon, California 92679 (hereinafter referred to as "Seller") and Solpower Corporation, a Nevada corporation, with its headquarters located at 4247 West Adams Street, Phoenix, Arizona, 85009 (hereinafter referred to as "Buyer").

Seller is the inventor of an enzyme product known as petroKLEAN and desires to sell the formulation and all know-how related to petroKLEAN.

Buyer desires to purchase from the Seller the aforesaid formulation and know-how for petroKLEAN, free of all obligations and liabilities.

In consideration of the mutual terms, conditions and covenants hereinafter set forth Seller and Buyer agree as follows:

1. Seller shall sell to Buyer the formula and all know-how for petroKLEAN, which shall include but not be limited to: formulae; processes; instructions; testing; material safety data sheets; drawings; information; registrations; filings; patents; copyrights and know-how.

2. The purchase price for the formula and know-how transferred pursuant to this Agreement is forty thousand (40,000) restricted common shares in the capital stock of Buyer. Payment shall be made upon signing of this Agreement by delivery of a share certificate registered in the name of Seller.

3. Seller represents and warrants to Buyer that all formula and know-how transferred pursuant to this Agreement are free of any and all liens, security interests, claims and encumbrances.

4. Closing shall take place on or before June 15, 2001.

5. Each party must from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6. This Agreement, which term as used throughout, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

THE PARTIES hereto have executed this AGREEMENT FOR THE PURCHASE OF FORMULA and KNOW-HOW on the 4th day of May, 2001, at Phoenix, Arizona, USA.

SELLER:

Stephen J. Kraynak


By:
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BUYER:

SOLPOWER CORPORATION


By:
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Its:
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